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                                                                    Exhibit 10.4

                            DISTRIBUTORSHIP AGREEMENT


                                     BETWEEN


                          NORLAND MEDICAL SYSTEMS, INC.


                                       AND


                             NISSHO IWAI CORPORATION


                                       AND


                        NISSHO IWAI AMERICAN CORPORATION
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                            DISTRIBUTORSHIP AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of July 1, 1996 among NORLAND MEDICAL SYSTEMS, INC., a Delaware corporation having its principal place of business at 106 Corporate Park Drive, Suite 106, White Plains, New York
10604 ("COMPANY"), NISSHO IWAI CORPORATION, a Japanese corporation having its principal place of business at 4-5, Akasaka 2-chome, Minato-ku, Tokyo 107, Japan ("DISTRIBUTOR"), and NISSHO IWAI AMERICAN CORPORATION, a New York corporation having an office at 44 Montgomery Street, Suite 2150, San Francisco, California 94104 ("NIAC").

     WHEREAS, Norland Corporation and Stratec Medizintechnik GmbH (collectively, the "Manufacturers"), and COMPANY, formerly Ostech, Inc., entered into a Distribution Agreement, dated April 1, 1995, as amended (the "Manufacturers' Agreement") for the distribution of Products;

     WHEREAS, COMPANY, DISTRIBUTOR and NIAC wish to enter into a distributorship agreement which will supersede the previous agreement for the distribution of the Products.

     In consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1.  DISTRIBUTORSHIP

     1.01 COMPANY hereby appoints DISTRIBUTOR as its sole and exclusive distributor of the products designated in EXHIBIT A attached hereto (the "Products") in the territory specified in EXHIBIT B attached hereto (the "Territory"). COMPANY represents and warrants that it has the right to grant DISTRIBUTOR and NIAC the rights granted hereunder to them.

     1.02 COMPANY shall not (and COMPANY shall cause manufacturers to not) directly or indirectly offer, sell or export Products to customers in the Territory through channels other than DISTRIBUTOR and shall (and COMPANY shall cause manufacturers to) refer to DISTRIBUTOR all inquiries or orders for Products which COMPANY or manufacturers may receive from any person or firm in or for shipment into the Territory during the term of this Agreement.

     1.03 DISTRIBUTOR agrees not to directly or indirectly resell COMPANY's Products outside the Territory without the explicit written consent of COMPANY.

     1.04 COMPANY shall not (and COMPANY shall cause manufacturers to not) sell or gant any license to use its patents, trademarks, copyrights, or other industrial property rights
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concerning the manufacture or sale of the Products or their components to any third party in the Territory.

     1.05 During the term of this Agreement, DISTRIBUTOR and Subdistributor shall not directly or indirectly sell or otherwise deal with any product competitive with Products in the Territory.

     1.06 DISTRIBUTOR is hereby granted the right to appoint subdistributors within the Territory pursuant to terms determined by DISTRIBUTOR, subject to COMPANY's approval, which shall not be unreasonably withheld; COMPANY hereby confirms its approval of Nishimoto Sangyo Co., Ltd. as a subdistributor in the Territory (collectively "Subdistributor").

     1.07 Upon the request of DISTRIBUTOR, COMPANY shall provide to DISTRIBUTOR, free of charge, a reasonable number of catalogs, brochures and other promotional materials which may be useful to promote the sale of the Products.


ARTICLE 2.  GOVERNMENT LICENSES

     DISTRIBUTOR shall pay for and make its reasonable efforts to obtain in its name all import licenses and product approvals (the "Government Licenses") required for the importation, sale and distribution of Products which have reasonable prospects for sale in the Territory. COMPANY shall furnish DISTRIBUTOR with a sufficient number of demonstration models of each Product for which an application for Government License(s) is made hereunder ("Sample Units") at a mutually agreed discount price. COMPANY shall furnish DISTRIBUTOR at no charge with clinical test data, technical specifications of new Products and other information which DISTRIBUTOR reasonably requires for the applications for obtaining Government Licenses.


ARTICLE 3.  INDIVIDUAL CONTRACT

     Each individual contract under this Agreement shall be subject to this Agreement, and in the event that any term in an individual contract is inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail.


ARTICLE 4.  PRICE

     4.01 The prices for the Products shall be set forth in EXHIBIT A attached hereto.


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     4.02  All prices are F.O.B., place of manufacture in Germany or the United
States, as the case may be. All sales, excise or other taxes or duties imposed in the Territory in connection with the sale of the Products, shall be borne by DISTRIBUTOR.


ARTICLE 5.  NIAC AS DISTRIBUTOR'S AGENT

     The parties hereto agree that NIAC, DISTRIBUTOR's wholly-owned subsidiary, shall act as DISTRIBUTOR's agent on behalf of DISTRIBUTOR:

     (a) to submit the purchase orders of the Products in NIAC's form to COMPANY and receive their confirmation from COMPANY;

     (b) to take delivery of the Products from COMPANY pursuant to each individual contract;

     (c) to pay for the Products to COMPANY pursuant to each individual contract; and

     (d) to communicate with COMPANY in connection with the performance of this Agreement and individual contracts related thereto, except technical matters of the Products which shall be directly communicated between COMPANY and DISTRIBUTOR with a copy to NIAC.


ARTICLE 6.  INSPECTION

     6.01 DISTRIBUTOR or its subdistributor shall inspect and/or test the Products as to quality and conformity with the Specifications within ten (10) days after delivery to the warehouse of DISTRIBUTOR ("Inspection"). The Inspection period may be extended by mutual agreement.

     6.02 In the event of any shortage, damage or other non-conformity of the Products, DISTRIBUTOR may reject such Products and COMPANY shall, at its own cost and risk, replace the defective Products with conforming Products or, in the case of shortage, replenish the shortage.


ARTICLE 7.  PAYMENT

     All payments by DISTRIBUTOR for the Products shall be made in cash in U.S. dollars by NIAC within net thirty (30) business days from date of the bill of lading for the Products, subject to the Products passing the Inspection. Neither payment nor inspection shall be deemed a waiver of DISTRIBUTOR's warranty or other rights hereunder.


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ARTICLE 8.  ORDERS/DELIVERY

     8.01 NIAC shall place with COMPANY purchase orders for Products on behalf of DISTRIBUTOR.

     8.02 Delivery date of the Products shall be negotiated and agreed upon between the parties for each individual purchase order. COMPANY reserves the right to refuse an order which has a delivery date which is less than 90 days from the date of the purchase order, PROVIDED however, that COMPANY shall deliver spare parts as soon as possible when requested by DISTRIBUTOR.

     8.03 COMPANY shall pack the Products to withstand international transportation, exposure and handling.


ARTICLE 9.  TITLE AND RISK OF LOSS

     Title and risk of loss to the Products purchased by DISTRIBUTOR shall pass to DISTRIBUTOR when such Products leave the Manufacturers' facility.


ARTICLE 10.  REPRESENTATION

     DISTRIBUTOR shall exert its reasonable best efforts to promote and sell the Products within the Territory and shall establish sufficient and qualified sales and service networks in the Territory.


ARTICLE 11.  PURCHASE TARGETS

     11.01  The parties agree that the following is their target for existing
Products:


                                         Purchase Targets
           Time Period                   For All Products
           -----------                   -----------------

        5/1/96 - 3/31/97                    $3,000,000
        4/1/97 - 3/31/98                    $3,300,000
        4/1/98 - 3/31/99                    $3,650,000
        4/1/99 - 3/31/00                    $4,000,000
        4/1/00 - 3/31/01                    $4,400,000
        4/1/01 - 3/31/02                    $4,900,000




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     11.02  IF DISTRIBUTOR DOES NOT PURCHASE THE FOREGOING AMOUNT(S),
DISTRIBUTOR SHALL NOT BE PENALIZED IN ANY MANNER AND COMPANY SHALL NOT BE ENTITLED TO TERMINATE THIS AGREEMENT OR MAKE ANY CLAIM AGAINST DISTRIBUTOR OR NIAC FOR ANY LOSS, DAMAGES, LIABILITY, COSTS OR EXPENSES SUFFERED OR INCURRED BY THE COMPANY ARISING THEREFROM OF OR IN CONNECTION THEREWITH.


ARTICLE 12.  REPORTS

     DISTRIBUTOR shall provide COMPANY with such information on sales of the Products in Territory and its marketing efforts as COMPANY may from time to time reasonably require, including but not limited to, customer names, mailing address, installation and service reports, and quarterly sales reports.


ARTICLE 13. WARRANTY

     13.01 COMPANY warrants that the Products shall be free from defects in material, design and workmanship and that the Products shall meet the specifications. COMPANY shall warrant the Products for twelve (12) months after the date of their shipment by DISTRIBUTOR to the customer, but in no event shall the warranty period continue after fourteen (14) months from the date of shipment from Manufacturer's facility; PROVIDED, FURTHER, that if COMPANY or the Manufacturers grant to any purchaser or user of a Product any warranty which extends beyond the warranty contained in this Section 13.01 (other than extended warranties sold by COMPANY for additional compensation), DISTRIBUTOR shall also receive the benefits of such extended warranty.

     13.02 EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. DEFECTIVE OR DAMAGED PRODUCTS SHALL BE REPAIRED OR REPLACED AT THE EXPENSE OF COMPANY. COMPANY SHALL BEAR ANY TRANSPORTATION AND HANDLING COSTS RELATING TO THE DEFECTIVE OR DAMAGED PRODUCTS AND THEIR REPLACEMENTS. IN NO EVENT SHALL COMPANY BE LIABLE FOR LOSS OF PROFITS, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF ITS PRODUCTS. SOFTWARE AND HARDWARE DESIGNATED FOR USE WITH A PRODUCT IS WARRANTED TO EXECUTE THE PROGRAM INSTRUCTIONS WHEN INSTALLED IN THE PRODUCT. COMPANY DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE OR THE HARDWARE WILL BE UNINTERRUPTED OR ERROR FREE.


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     13.03  The provisions of this Article 13 shall in no way limit theindemnification obligations of COMPANY under Section 14.01 hereof.


ARTICLE 14.  PRODUCT LIABILITY INDEMNITY; INSURANCE

     14.01 COMPANY shall indemnity and hold DISTRIBUTOR, NIAC and Subdistributor harmless from and against any and all damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, arising from any claim of a third party resulting from or in connection with any breach of warranty or representation or any defect in materials, design or manufacture or any Product; PROVIDED HOWEVER, that COMPANY shall not be responsible for any such damage, loss, liability or expense resulting from the gross negligence or willful misconduct of DISTRIBUTOR, NIAC or Subdistributor. COMPANY's obligations hereunder shall survive the expiration or termination of this Agreement.

     14.02 COMPANY shall arrange that the insurance provided by each Manufacturer shall also cover DISTRIBUTOR and NIAC and Subdistributor as additional named insureds (with no liability for premium payments). Upon request from DISTRIBUTOR and NIAC, COMPANY shall use its best efforts to cause each Manufacturer to promptly submit certificates of insurance to DISTRIBUTOR and NIAC evidencing such coverage, and to have such insurance policies provide that they may not be cancelled or materially changed except on at least 30 days' prior written notice to DISTRIBUTOR and NIAC.


ARTICLE 15. INTELLECTUAL PROPERTY INDEMNITY

     COMPANY agrees to indemnify and hold DISTRIBUTOR, NIAC, and Subdistributor harmless from and against any and all damages, losses, liabilities, costs and expenses, including reasonable attorney's fees arising from any claim of a third party of infringement of patent, know-how, trademark, copyright or intellectual property right, in the use or sale of Products in the Territory. In case any Product or component thereof is held by a court to constitute an infringement of a patent, know-how, trademark, copyright or intellectual property right, COMPANY shall at its own cost either procure for DISTRIBUTOR or its subdistributors or customers the right to continue using such Product, or replace the same with a comparable non-infringing product, or modify Product so that it becomes non-infringing, or accept the return of such Products and refund the purchase price plus transportation and handling costs and duties paid thereon. DISTRIBUTOR shall assist COMPANY to the extent reasonably required for such defense at no expense to COMPANY.


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ARTICLE 16.  TRADEMARK

     16.01 DISTRIBUTOR may use COMPANY's trademarks only in connection with the distribution of Products in Territory under this Agreement.

     16.02 As soon as practicable after execution of this Agreement, COMPANY shall apply at its expense for the registration of its trademark under the trademark laws in the Territory. DISTRIBUTOR will not contest the validity of such trademarks of COMPANY duly registered in the Territory.


ARTICLE 17.  INSTALLATION AND OTHER SERVICE

     17.01 DISTRIBUTOR shall install and provide maintenance service excluding warranty service for all Products sold by it to its customers in the Territory. Such maintenance service shall be performed in a competent and workmanlike manner, consistent with industry standards, and in accordance with COMPANY's Service Manual.

     17.02 After termination of this Agreement, the maintenance service for Products sold by DISTRIBUTOR under this Agreement shall be rendered by the New Distributor (as defined in Section 22.01)

     17.03 DISTRIBUTOR shall maintain an inventory of parts of Products. COMPANY guarantees that it will supply DISTRIBUTOR or the New Distributor with parts of Products for a minimum period of seven (7) years after the last shipment of Products.


ARTICLE 18.  TECHNICAL ADVICE AND TRAINING

          COMPANY shall provide, or cause Manufacturers to provide, DISTRIBUTOR at no cost with such technical advice, information and support as may be necessary for a full understanding and maintenance of Products, and DISTRIBUTOR shall have the right from time to time, at times agreed with COMPANY to send up to four (4) employees to Manufacturers' manufacturing facility for instruction and training free of charge two (2) times per year. DISTRIBUTOR shall pay travel, lodging and personal expenses incurred by its employees so dispatched.


ARTICLE 19.  CONFIDENTIALITY

          Each party agrees, during the term of this Agreement and for five (5) years after its termination, not to divulge to any third party any trade or business secrets


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confidentially disclosed to it by the other party, except that either party may disclose such information to a subsidiary or affiliate as necessary for performance under this Agreement, and also except that DISTRIBUTOR and NIAC may disclose such information as is normally disclosed in the sale of Products to Subdistributors or customers in its marketing efforts, PROVIDED such Subdistributors or customers are bound by same.


ARTICLE 20.  TERM

          Unless this Agreement is earlier terminated in accordance with the provisions of Article 21, the initial term of this Agreement shall commence upon execution hereof and continue until March 31, 2002 and shall thereafter be automatically renewed for successive terms of five (5) years each, unless not less than one hundred and eighty (180) days prior to the expiration of the then current term either party gives the other party written notice terminating this Agreement upon the expiration of the then current term.


ARTICLE 21.  TERMINATION

     21.01 Either party may forthwith terminate this Agreement by giving a written notice to the other party, if a petition is filed for:

               (a)  Bankruptcy or insolvency of the other party;

               (b) Voluntary or involuntary liquidation of the other party (except for liquidation following a transfer of all or substantially all of the assets of the other party); or

               (c)  Voluntary or involuntary reorganization of the other party.

     21.02 If either party defaults in any material respect in performing any of the material provisions of this Agreement and does not cure such default within ninety (90) days after receipt of the notice given by the other party requesting such defaulting party to cure the default, the other party may terminate this Agreement at any time after the said period by giving a written notice to the defaulting party.

     21.03 The parties expressly agree that any change in shareholders or management of either party, or a transfer of all or substantially all of the assets of either party, shall not constitute a cause of termination by any of the parties hereto.


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ARTICLE 22.  EFFECT OF TERMINATION

     22.01 In the event that this Agreement is terminated for whatever reason, COMPANY shall (i) without delay appoint a new distributor of its Products in the Territory ("New Distributor") whose responsibility shall include providing maintenance service for Products sold by DISTRIBUTOR under this Agreement and
(ii) cause the New Distributor to purchase any and all Products and spare parts then in DISTRIBUTOR's inventory at the original purchase price plus DISTRIBUTOR's cost of delivery and duties. In such case and subject to the reimbursement by COMPANY of documented costs and expenses (including, but not limited to, the cost of Sample Units, clinical tests, reports, applications, etc.) which have been incurred by DISTRIBUTOR (and which are not otherwise fully recouped by DISTRIBUTOR through respective sales of the respective Products) in connection with the application for the Government Licenses and which shall be mutually agreed, DISTRIBUTOR shall immediately take all steps necessary to transfer the Government Licenses to COMPANY or the New Distributor, PROVIDED that such reimbursement amount as to Products which as of the date hereof have already received Government Licenses shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

     22.02 Termination of this Agreement for whatever reason shall not affect any rights or obligations of either party which have accrued before the effective date of termination, including but not limited to, the rights and obligations of each party under Articles 14 and 15 herein.

     22.03 Upon termination of this Agreement, DISTRIBUTOR shall immediately cease to describe itself as a distributor of COMPANY's products.


ARTICLE 23.  FORCE MAJEURE

          No party shall be liable for any failure or delay in performing its obligations hereunder which is caused by fire, strike, war, governmental regulations or other causes beyond the reasonable control of such party, provided that such party shall take diligent action to perform its obligation as promptly as possible.


ARTICLE 24.  RELATIONSHIP

          The relationship between COMPANY and DISTRIBUTOR shall be that of seller and buyer, and neither party shall have the authority to obligate the other party to third parties.


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ARTICLE 25.  ASSIGNMENT

          This Agreement may not be assigned by either party, in whole or in part, without the prior written approval of the other party, except that DISTRIBUTOR may assign it to a subsidiary or an affiliate of such party, provided that DISTRIBUTOR shall remain fully liable hereunder.


ARTICLE 26.  ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement among the parties hereto and supersedes all negotiations, agreements and commitments in respect thereto including the 1993 Agreement, and shall not be released, discharged, or modified in any manner except by written instruments signed by duly authorized representatives of each of the parties hereto.


ARTICLE 27.  GOVERNING LAW

          This Agreement shall be governed by and interpreted in accordance with the laws of New York, U.S.A.


ARTICLE 28.  ARBITRATION

          All disputes, controversies or differences between the parties which may arise from, or relate to, this Agreement or a breach thereof, shall be finally settled by arbitration held in Borough of Manhattan, New York City, New York, U.S.A., according to the rules of the American Arbitration Association. The decision rendered by arbitrator(s) shall be final and binding on all the parties hereto. The prevailing party shall be entitled to reimbursement by the other party of all of its costs incurred in connection with such arbitration, including, but not limited to, attorney fees and expenses.


ARTICLE 29.  LANGUAGE

          This Agreement is in English only, and no translation into other languages shall be taken into consideration in the interpretation of the Agreement.


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ARTICLE 30.  NOTICE

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified airmail, postage prepaid, delivered personally (against receipt), delivered by reputable international express air courier, or sent by facsimile, provided a copy thereof is sent by any of the other modes above within 24 hours of such facsimile transmission:

     (a)  If to COMPANY, to:

                         Norland Medical Systems, Inc.
                         106 Corporate Park Drive, Suite 106
                         White Plains, New York 10604
                         Fax: (914) 636-3549
                         Attention: President

     (b)  If to DISTRIBUTOR, to:

                         Nissho Iwai Corporation
                         4-5 Akasaka 2-chome,
                         Minato-ku, Tokyo 107
                         Japan
                         Fax: (81) -3-3588-3975
                         Attention: General Manager,
                                  Medical & Electronic Systems Dept.

               with a copy to:

                         Nissho Iwai American Corporation
                         44 Montgomery Street, Suite 2150
                         San Francisco, California 94104-4375
                         Fax: (415) 788-6959
                         Attention: General Manager, Machinery Dept.

                    and

                         Nissho Iwai American Corporation
                         1211 Avenue of the Americas
                         New York, New York 10036
                         Fax: (212) 840-2317
                         Attention: General Manager, Legal Dept.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date and year first above-written.


NORLAND MEDICAL SYSTEMS, INC.           NISSHO IWAI CORPORATION



By: /s/ Reynald G. Bonmati              By: /s/ Ryuichi Kumagai
    -------------------------               ----------------------
    Name:  Reynald G. Bonmati               Name:  Ryuichi Kumagai
    Title: President                        Title: General Manager
                                                   Medical & Electronic
                                                   Systems Dept.

NISSHO IWAI AMERICAN CORPORATION




By: /s/ Saintaro Mirata
    ----------------------
    Name:  Saintaro Mirata
    Title:   Sup. & GM



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                                    EXHIBIT A

PRODUCTS: The Products covered by this Agreement are (i) any and all existing and future bone measuring equipment including bone densitometers manufactured by COMPANY and/or Manufacturers and/or their present and future subsidiaries and distributed by COMPANY and/or its subsidiaries (including, but not limited to, the XCT-960, XCT-960A, XCT-960M, pDEXA, XCT-3000, XR-36 and XR-26S (Eclipse)),
(ii) all components, accessories and options related thereto, PROVIDED that if COMPANY acquires another company or business which manufactures bone measuring equipment (including bone densitometers) and which, at the time of such acquisition, has a distribution agreement in place for the Territory with someone other than DISTRIBUTOR, then such equipment shall not be covered by this Agreement until such other distribution agreement is terminated, at which point COMPANY and DISTRIBUTOR shall negotiate in good faith and shall mutually agree on the terms of such distribution.

The parties may mutually agree to make reasonable substitution regarding accessories and options related to the above Products lines due to availability. COMPANY shall notify DISTRIBUTOR sufficiently in advance of any planned or proposed modification in the design or specifications or any planned or proposed new Products.

PRICES: Prices for the following Products during the period ending March 31, 1997 (the "Initial Period") shall be agreed upon by COMPANY and DISTRIBUTOR prior to the effective date of this Agreement:

     XCT-960
     Standard XCT-960 with the latest version of software available at time of each shipment with 486 computer, color monitor, deskjet printer, CPU table, one operation guide and one set of instruction manual.

     XCT-960A (animal use)
     Standard XCT-960A with the latest version of software available at time of each shipment with 486 computer, color monitor, deskjet printer, CPU table, sample holder and tubes, one operation guide and one set of instruction manual.

     XCT-960M (animal use)
     Standard XCT-960A with the latest version of software available at time of each shipment with 486 computer, color monitor, deskjet printer, CPU table, sample holder and tubes, one operation guide and one set of instruction manual.

     pDEXA
     Standard pDEXA with the latest version of software available at time of each shipment with 486 computer, color monitor, deskjet printer, CPU table, one operation guide and one set of instruction manual.


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     XCT-3000
     XR-36
     XR-26S (Eclipse)

For prices of the Products for the period beyond the Initial Period, during the period of October 1 - November 15 of each year commencing in 1996, DISTRIBUTOR and COMPANY shall negotiate in good faith and agree in good faith on prices for the Products for the immediately following year (April 1 - March 31), based on the past practice of the parties and trends in the industry.

The prices of the Products not specifically identified above shall be agreed upon in good faith by DISTRIBUTOR and COMPANY on an annual basis as provided above.


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                                    EXHIBIT B

EXCLUSIVE TERRITORY:     The country of JAPAN


In addition to the Exclusive Territory above, DISTRIBUTOR shall have the right to enter into negotiations with the COMPANY in order to become a distributor in such countries where COMPANY has not already appointed an exclusive distributor. Such arrangements shall be mutually agreed.


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